PRESS RELEASE

Contact:	David J. O'Connor President and Chief Executive Officer New England Bancshares, Inc. (860) 253-5200

NEW ENGLAND BANCSHARES, INC. ANNOUNCES CASH DIVIDEND

        Enfield, Connecticut - February 15, 2005. New England Bancshares, Inc. (OTC Bulletin Board: NEBS) announced today that the Company’s Board of Directors declared a cash dividend for the quarter ended December 31, 2004 of $0.05 per share. The cash dividend will be payable on March 18, 2005 to stockholders of record on March 2, 2005. Enfield Mutual Holding Company, the mutual holding company for the Company, intends to file with the Office of Thrift Supervision a request to waive the receipt of dividends from the Company.

        New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with seven banking centers servicing the communities of Enfield, Manchester, Suffield, East Windsor and Windsor Locks. For more information regarding the Bank’s products and services, please visit www.enfieldfederal.com.